Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of our report dated March 30, 2026, relating to the financial statements of Quantinuum. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/S/ Deloitte & Touche LLP
Charlotte, North Carolina
May 8, 2026